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                                                                    EXHIBIT 23.0

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-91523 and 333-91525) pertaining to the SMC Cash Accumulation Plan and The SCPIE Holdings Inc. Employees Stock Purchase Plan, respectively, of our report dated February 16, 2001, with respect to the consolidated financial statements and schedules included in its Annual Report (Form 10-K) for the year ended December 31, 2000.

/s/ ERNST & YOUNG LLP


Los Angeles, California
March 26, 2001